Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1, of our report dated June 3, 2020, relating to the balance sheet of ACE Convergence Acquisition Corp. as of May 28, 2020, and the related statements of operations, changes in shareholder’s equity and cash flows for the period from March 31, 2020 (inception) through May 28, 2020, and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York
July 6, 2020